Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

[We consent to the reference to our firm under the caption
"Experts" in Amendment No. 1 to the Registration Statement
(Form S-3) and related Prospectus of Cypros Pharmaceutical
Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated August 26, 1996, with respect to the financial statements of Cypros Pharmaceutical Corporation included in its Annual Report (Form 10-K and Forms 10-K/A) for the year ended
July 31, 1996, filed with the Securities and Exchange Commission.]


ERNST & YOUNG LLP
(Signature)

San Diego, California
[September 4, 1997]